Exhibit 10.1

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 3, 2012 (the “Fourth Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (ii) WORLD ENERGY SOLUTIONS, INC., a Delaware corporation with offices located at 100 Front Street, Worcester, Massachusetts 01608, and WORLD ENERGY SECURITIES CORP., a Massachusetts securities corporation with offices located at 100 Front Street, Worcester, Massachusetts 01608 (individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 8, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 8, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of September 30, 2009, as further amended by a certain Second Loan Modification Agreement, dated as of March 8, 2011 and as further amended by a certain Third Loan Modification and Waiver Agreement, dated as of March 2, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new Section 2.1.6 immediately following Section 2.1.5 thereof:

“2.1.6 Term Loan 2012A.

(a) Existing Term Loan 2012 Indebtedness. Bank and Borrower acknowledge and agree that Borrower is indebted to Bank pursuant to the Term Loan 2012. As of the Fourth Loan Modification Effective Date, prior to application of the proceeds of the Term Loan 2012A, the outstanding principal balance of the Term Loan 2012 is Two Million Five Hundred Thousand Dollars ($2,500,000).

(b) Availability. Bank shall make one (1) term loan available to Borrower in an amount up to the Term Loan 2012A Amount on the Fourth Loan Modification Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(c) Repayment. Commencing on the first day of the month following the month in which the Funding Date occurs and thereafter on the first day of each successive calendar month until the Term Loan 2012A is paid in full, Borrower shall make monthly payments of interest in arrears with respect to the Term Loan 2012A. Commencing on January 1, 2013, Borrower shall repay the principal amount of the Term Loan 2012A in thirty-nine (39) equal installments of principal, based on a thirty-nine (39)

month amortization schedule (each payment of principal and/or interest being a “Term Loan 2012A Payment”). Each Term Loan 2012A Payment shall be payable on the first day of each month. Borrower’s final Term Loan 2012A Payment, due on the Term Loan 2012A Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2012A. Once repaid, the Term Loan 2012A may not be reborrowed.

(d) Prepayment. The Term Loan 2012A may be prepaid, in whole prior to the Term Loan 2012A Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank. Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations). If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, if such prepayment occurs on or before the first anniversary of the Fourth Loan Modification Effective Date, a prepayment premium in an amount equal to one percent (1.00%) of the principal amount of the Term Loan 2012A then outstanding; provided that no prepayment premium shall be charged if the Term Loan 2012A is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.

(e) Use of Proceeds. Proceeds of the Term Loan 2012A will be used (i) for the repayment in full of the outstanding principal balance of, plus the accrued but unpaid interest on, the Term Loan 2012 (which repayment shall not be subject to any prepayment premium); and (ii) to fund a portion of the purchase price of the NEP Acquisition.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(ii) thereof:

“(ii) Term Loan 2012. Subject to Section 2.3(b) the principal amount outstanding under the Term Loan 2012 shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-quarter of one percentage point (2.25%), which interest shall be payable monthly on the first day of each month.”

and inserting in lieu thereof the following:

“(ii) Term Loan 2012A. Subject to Section 2.3(b) the principal amount outstanding under the Term Loan 2012A shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and three-quarters of one percentage point (2.75%), which interest shall be payable monthly on the first day of each month.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Minimum Cash and Availability. Commencing February 28, 2012 and at all times thereafter, maintain unrestricted cash of Borrower at Bank plus unused Availability Amount of not less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

(b) Minimum Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Third Loan Modification Effective Date, achieve, on a trailing three month basis, measured on the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

and inserting in lieu thereof the following:

“6.9 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Minimum Cash and Availability. Commencing on the Fourth Loan Modification Effective Date and at all times thereafter, maintain unrestricted cash of Borrower at Bank plus unused Availability Amount of not less than Three Million Dollars ($3,000,000);

(b) Minimum Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Fourth Loan Modification Effective Date, achieve, on a trailing three month basis, measured on the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.7 thereof:

“7.7 Investments; Distributions. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of existing and former employees or consultants pursuant to board approved stock repurchase agreements so long as (X) an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and (Y) such repurchase does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year, and (iii) Borrower may make the GSE Earn-Out Payments so long as (X) an Event of Default does not exist at the time of such payment and would not exist immediately after giving effect to such payment and (Y) Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower will remain in compliance with the Minimum Cash and Availability financial covenant contained in Section 6.9(a) both immediately after giving effect to such payment and as of the last day of the month in which such payment is made.”

and inserting in lieu thereof the following:

“7.7 Investments; Distributions. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of existing and former employees or consultants pursuant to board approved stock repurchase agreements so long as (X) an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and (Y) such repurchase does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year, and (iii) Borrower may make the GSE Earn-Out Payments and the NEP Earn-Out Payments so long as, in each case (X) an Event of Default does not exist at the time of such payment and would not exist immediately after giving effect to such payment and (Y) Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower will remain in compliance with the Minimum Cash and Availability financial covenant contained in Section 6.9(a) both immediately after giving effect to such payment and as of the last day of the month in which such payment is made.”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.9 thereof:

“7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; provided however, Borrower may make scheduled payments under the NES Note so long as (i) an Event of Default does not exist at the time of such payment and would not exist immediately after giving effect to such payment and (ii) Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower will remain in compliance with the Minimum Cash and Availability financial covenant contained in Section 6.9(a) both immediately after giving effect to such payment and as of the last day of the month in which such payment is made, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.”

and inserting in lieu thereof the following:

“7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; provided however, Borrower may make regularly scheduled payments under the NES Note and the NEP Note so long as, in each case (i) an Event of Default does not exist at the time of such payment and would not exist immediately after giving effect to such payment and (ii) Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower will remain in compliance with the Minimum Cash and Availability financial covenant contained in Section 6.9(a) both immediately after giving effect to such payment and as of the last day of the month in which such payment is made, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 10 of the Loan Agreement:

“If to Borrower: World Energy Solutions, Inc.

World Energy Securities Corp.
c/o World Energy Solutions, Inc.
446 Main Street
Worcester, Massachusetts 01608
Attn: Jim Parslow, CFO
Fax: (508) 459-8101
Email: jparslow@worldenergy.com

with a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts
	Attn:	Mr. Mitchel Appelbaum
	Fax:	(617) 526-5000
	Email:	mitchel.appelbaum@wilmerhale.com”

and inserting in lieu thereof the following:

“If to Borrower:	World Energy Solutions, Inc.
World Energy Securities Corp. c/o World Energy Solutions, Inc.
100 Front Street
Worcester, Massachusetts 01608
Attn: Jim Parslow, CFO
Fax: (508) 459-8101
Email: jparslow@worldenergy.com”

7	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1thereof:

“Credit Extension” is any Advance, Term Loan 2012, or any other extension of credit by Bank for Borrower’s benefit.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (i) Interest Expense, plus (ii) any required or optional principal payments on outstanding Indebtedness owed to Bank (including, without limitation, principal amortization and prepayments of the Term Loan 2012, but specifically excluding (A) payments of principal on the Revolving Line and (B) GSE Earn-Out Payments permitted to be paid pursuant to Section 7.7 herein and scheduled payments under the NES Note permitted to be paid pursuant to Section 7.9 herein and paid during such period.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreements, the Perfection Certificate, the Subordination Agreement, if any, any note, or notes or guaranties executed by Borrower, or any other present or future agreement executed by Borrower, if any, and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Revolving Maturity Date” is March 15, 2013.

and inserting in lieu thereof the following:

“Credit Extension” is any Advance, Term Loan 2012A, or any other extension of credit by Bank for Borrower’s benefit.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (i) Interest Expense, plus (ii) any required or optional principal payments on outstanding Indebtedness owed to Bank (including, without limitation, principal amortization and prepayments of the Term Loan 2012A, but specifically excluding (A) payments of principal on the Revolving Line and (B) (i) GSE Earn-Out Payments and NEP Earn-Out Payments permitted to be paid pursuant to Section 7.7 herein and (ii) regularly scheduled payments under the NES Note and the NEP Note permitted to be paid pursuant to Section 7.9 herein and paid during such period.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreements, the Perfection Certificate, the Warrant, any Subordination Agreement, if any, any note, or notes or guaranties executed by Borrower, or any other present or future agreement executed by Borrower, if any, and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.

“Revolving Line Maturity Date” is March 14, 2014.

8	The Loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof each in their appropriate alphabetical position:

“Fourth Loan Modification Effective Date” is October 3, 2012

“NEP Earn-Out Payments” are the regularly scheduled earn-out payments as and when due and payable in accordance with the terms of Section 1.7 of that certain Asset Purchase Agreement by and among World Energy Solutions, Inc. and Northeast Energy Partners, LLC, entered into as of October 3, 2012.

“NEP Acquisition” means the transactions contemplated and consummated pursuant to the NEP Acquisition Agreement.

“NEP Acquisition Agreement” means that certain Asset Purchase Agreement, by and between World Energy Solutions Inc. in favor of Northeast Energy Partners, LLC, dated as of the Fourth Loan Modification Effective Date.

“NEP Note” is that certain Promissory Note, dated October 3, 2012, made by World Energy Solutions Inc. in favor of Northeast Energy Partners, LLC in the original principal amount equal to Two Million Dollars ($2,000,000).

“Term Loan 2012A” is a loan made by Bank pursuant to the terms of Section 2.1.6 hereof.

“Term Loan 2012A Amount” is an aggregate amount equal to Four Million Dollars ($4,000,000).

“Term Loan 2012A Maturity Date” is the earliest of (a) March 1, 2016 or (b) the occurrence of an Event of Default.

“Term Loan 2012A Payment” is defined in Section 2.1.6(b).

“Warrant” is that certain Warrant to Purchase Stock dated as of the Fourth Loan Modification Effective Date, executed by Borrower in favor of Bank.

9	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“Term Loan 2012” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan 2012 Amount” is an aggregate amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

“Term Loan 2012 Maturity Date” is the earliest of (a) February 1, 2016 or (b) the occurrence of an Event of Default.

“Term Loan 2012 Payment” is defined in Section 2.1.5(b).

10	The Loan Agreement shall be amended by deleting the following text appearing as clause (c) of the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(c) Subordinated Debt, including, without limitation, Indebtedness owed to Northeast Energy Solutions, LLC pursuant to the NES Note;”

and inserting in lieu thereof the following:

“(c) Subordinated Debt, including, without limitation, Indebtedness owed to Northeast Energy Solutions, LLC pursuant to the NES Note and Indebtedness owed to Northeast Energy Partners, LLC pursuant to the NEP Note;”

11	The Loan Agreement shall be amended by deleting the following text appearing as clause (i) of the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(i) the GSE Earn-Out Payments”

and inserting in lieu thereof the following:

“(i) the GSE Earn-Out Payments and the NEP Earn-Out Payments;”

12	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	a good standing certificate of Borrower certified by the Secretary of State of the applicable state of incorporation or organization of Borrower, together with a certificate of foreign qualification from the appropriate authority in each jurisdiction in which Borrower is so qualified, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

C.	duly executed original signatures to the Warrant, together with the Borrower’s capitalization table in effect as of the Fourth Loan Modification Effective Date;

D.	a Subordination Agreement, executed by Northeast Energy Partners, LLC;

E.	an Acknowledgment and Reaffirmation of Subordination Agreement, executed by Northeast Energy Solutions, LLC;

F.	updated Perfection Certificates executed by Borrower;

G.	updated evidence of insurance (Acord 27 or 28 naming Bank as loss payee and Acord 25 (including excess/umbrella liability) naming Bank as additional insured);

H.	certified copies, dated as of a recent date, of updated financing statement searches (including, without limitation, searches on the assets acquired in connection with the NEP Acquisition), as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such updated financing statements either constitute Permitted Liens or have been or, in connection with any Credit Extension, will be terminated or released;

I.	an officer’s certificate, executed by Borrower and attaching copies of the fully-executed NEP Acquisition Agreement; and

J.	such other documents as Bank may reasonably request.

5. FEES. Borrower shall pay to Bank a commitment fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

6. RATIFICATION OF NEGATIVE PLEDGE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain negative pledge arrangement with respect to Borrower’s intellectual property, between Borrower and Bank, and Borrower acknowledges, confirms and agrees that said negative pledge arrangement remains in full force and effect.

7. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral, in excess of Ten Thousand Dollars ($10,000.00) in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral in excess of Ten Thousand Dollars ($10,000.00) is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral in excess of Ten Thousand Dollars ($10,000.00) to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed.

8. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

16. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

WORLD ENERGY SOLUTIONS, INC.

By	/s/ James Parslow
Name:	James Parslow
Title:	CFO

WORLD ENERGY SECURITIES CORP.

By	/s/ James Parslow
Name:	James Parslow
Title:	Treasurer

BANK:

SILICON VALLEY BANK

By	/s/ Darren Gastrock
Name:	Darren Gastrock
Title:	Relationship Manager

[Signature page to Fourth Loan Modification Agreements]

Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	WORLD ENERGY SOLUTIONS, INC.
AND WORLD ENERGY SECURITIES CORP.

The undersigned authorized officers of World Energy Solutions, Inc., and World Energy Securities Corp. (individually and collectively, jointly and severally, “Borrower”), solely in their capacities as officers of their respective entities, certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned solely in their capacities as officers of their respective entities, certify that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned solely in their capacities as officers of their respective entities, acknowledge that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue report, and schedule of expected collections	Monthly within 20 days when there are outstanding Credit Extensions under the Revolving Line	Yes No
Borrowing Base Certificate	Monthly within 20 Days during Streamline Period	Yes No
Transaction Report	Weekly when not Streamline Period when there are outstanding Credit Extensions under the Revolving Line and upon each request for a Credit Extension under the Revolving Line	Yes No
Board-approved projections	Within 30 days of approval	Yes No

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Financial Covenant	Required	Actual		Complies
Minimum Cash and Availability	$3,000,000	$		Yes No
Minimum Fixed Charge Coverage Ratio	1.25:1.00		:1.00	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

WORLD ENERGY SOLUTIONS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

WORLD ENERGY SECURITIES CORP.	Verified:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Minimum Cash and Availability (Section 6.9(a))

Required: Minimum Cash and Availability Commencing on the Fourth Loan Modification Effective Date and at all times thereafter, maintain unrestricted cash of Borrower at Bank plus unused Availability Amount of not less than Three Million Dollars ($3,000,000);

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$

B.	Unused Availability Amount	$

C.	Total (line A plus line B)	$

Is line C equal to or greater than $3,000,000?

No, not in compliance	Yes, in compliance

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II.	Minimum Fixed Charge Coverage Ratio (Section 6.9(b))

Required: Minimum Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Fourth Loan Modification Effective Date, achieve, on a trailing three month basis, measured on the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

Actual: All amounts measured on a trailing three month basis, ending as of the date of measurement.

A.	EBITDA	$

B.	Taxes actually paid in cash	$

C.	Unfinanced Capital Expenditures	$

D.	Interest Expense	$

E.	The sum of required or principal payments on outstanding Indebtedness owed to Bank (including, without limitation, principal amortization and prepayments of the Term Loan 2012A, but specifically excluding (A) payments of principal on the Revolving Line and (B) (i) GSE Earn-Out Payments and NEP Earn-Out Payments permitted to be paid pursuant to Section 7.7 of the Loan Agreement and (ii) regularly scheduled payments under the NES Note and the NEP Note permitted to be paid pursuant to Section 7.9 of the Loan Agreement and paid during such period	$

F.	FIXED CHARGE COVERAGE RATIO ((line A minus line B minus line C) divided by (line D plus line E))		:1.00

Is line G greater than or equal to 1.25:1.00?

No, not in compliance	Yes, in compliance